Exhibit 31.1

Certification of Principal Executive Officer

I, Sharon John, certify that:

1.           I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the fiscal year ended January 31, 2026 of Build-A-Bear Workshop, Inc.

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 16, 2026

/s/ Sharon John
Sharon John President and Chief Executive Officer Build-A-Bear Workshop, Inc. (Principal Executive Officer)